Exhibit 23.10

VIA SEDAR / EDGAR

Ontario Securities Commission, as Principal Regulator

British Columbia Securities Commission

Alberta Securities Commission

Autorité des marchés financiers

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:

Sierra Metals Inc. (the “Company”)

Annual Information Form for the Company’s fiscal year ended December 31, 2019 (the “AIF”),

Annual Report on Form 40-F for the Company’s fiscal year ended December 31, 2019 (File no. 1-38141) (the “Form 40-F”)

Consent of Qualified Person

Reference is made to the AIF and to the Form 40-F.

I hereby consent to: (i) the inclusion of the information under the heading "Updated Mineral Resource and Mineral Reserve Information," consisting of the mineral resource and reserve estimates as of December 31, 2019 for the Yauricocha Mine (the “Yauricocha Mineral Resource and Reserve Estimate”), the mineral resource and reserve estimates as of December 31, 2019 for the Bolivar Mine (the “Bolivar Mineral Resource and Reserve Estimate”), and the mineral resource estimate as of December 31, 2019 for the Cusi Mine (the “Cusi Mineral Resource Estimate” and, together with the Yauricocha Mineral Resource and Reserve Estimate and the Bolivar Mineral Resource and Reserve Estimate, the “Updated Mineral Estimates”), in the AIF and any amendments thereto, and the incorporation of such estimates in the AIF, (ii) incorporation of the AIF in the Form 40-F and any amendments thereto and (iii) being named in, and the use of the Updated Mineral Estimates or portions thereof prepared, reviewed and/or approved by me, in the AIF and Form 40-F.

I also hereby confirm that I have read the AIF and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Updated Mineral Estimates or within my knowledge as a result of the services I performed in connection with the Updated Mineral Estimates.

[Signature page follows]

Dated: March 30, 2020

/s/ Americo Zuzunaga
Americo Zuzunaga, MAusIMM CP